Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Transition Agreement”) is made by and between Patrick Kirscht (“Executive”), Oportun Financial Corporation (the “Parent”), and Oportun, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company;

WHEREAS, Executive signed an amended and restated offer letter entered into and effective as of February 11, 2019 and participates in the Parent Executive Severance and Change in Control Policy effective as of November 29, 2018 (the “Policy” and together with the offer letter, the “Employment Agreement”);

WHEREAS, Executive signed a Proprietary Information and Inventions Agreement dated January 29, 2008 (the “Proprietary Information Agreement”);

WHEREAS, Executive previously was granted awards of stock options, restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) of Parent, in each case, that are outstanding as of the date hereof (each, an “Equity Award”) subject to the terms and conditions of Parent’s 2005 Stock Option/Stock Issuance Plan, 2015 Stock Option/Stock Issuance Plan, or 2019 Equity Incentive Plan and any award agreement memorializing the Equity Award (the plans and award agreement together, the “Stock Agreements”);

WHEREAS, in December 2025, Executive was awarded a cash retention award of $535,000 (the “Retention Cash Award”), which award vests by its terms in two equal installments in September 2026 and June 2027, subject to Executive’s continued employment with the Company through the applicable vesting dates, and also subject to certain acceleration rights as set forth in the applicable award agreement (such agreement the “Retention Agreement”)

WHEREAS, the Parties have determined that Executive’s employment with the Company and service as the Chief Credit Officer of the Parent and the Company will end no later than June 15, 2026 (the “Planned Transition Date”) (the actual separation date being the “Employment End Date”), and desire to enter into this Transition Agreement to provide an orderly transition of Executive’s duties and responsibilities through Executive’s last day of employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration.

a. Severance. The Company agrees to make or provide the following:

i. The Company shall pay Executive an aggregate of twelve (12) months of Executive’s base salary, which aggregate amount is equal to $525,300. Such amount shall be paid in equal installments beginning as of the first regularly scheduled payroll date after the Advisory Period End Date and through the date that is 12 months following such first regularly scheduled payroll date. Such installments shall be paid in accordance with the Company’s regular payroll practices and be less applicable withholdings.

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ii. The Company shall pay Executive a lump sum cash payment equal to the product of (A) $155,287 (which represents his annual target bonus amount for 2026 as in effect immediately prior to the Transition Agreement Effective Date) multiplied by (B) a fraction (x) the numerator of which is the number of calendar days that he is employed with the Company in 2026 as of the Employment End Date and (y) the denominator of which is 365. Such amount shall be paid, less applicable withholding, on the first regularly scheduled payroll date after the Advisory Period End Date, in accordance with the Company’s regular payroll practices.

iii. The Company shall pay Executive a lump sum cash payment of $535,500, representing the Retention Cash Award. Such amount shall be paid, less applicable withholding, on the first regularly scheduled payroll date after the Advisory Period End Date, in accordance with the Company’s regular payroll practices.

iv. The Company shall accelerate the vesting of all 95,603 RSUs granted to Executive in December 2025 (the “Retention RSUs”) pursuant to the applicable Stock Agreements, with the vesting effective as of the Transition Agreement Effective Date.

b. COBRA Reimbursement. The Company shall pay the premiums for Executive and his eligible dependents for COBRA coverage (the “COBRA Benefits”) for a period of up to twelve (12) calendar months after the Employment End Date, or the duration of the period in which Executive and his eligible dependents are enrolled in such COBRA coverage (and not otherwise covered by another employer’s group health plan that does not impose an applicable preexisting condition exclusion), provided that Executive timely elects for COBRA coverage. Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot, without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), provide any payments of COBRA premiums under this Transition Agreement that otherwise would be due to Executive under this section, the Company will not provide, and Executive will not be entitled to, the COBRA Benefits, but the Company will, in lieu of any such COBRA Benefits to which Executive is entitled under this Section, provide to Executive a taxable monthly payment (“Healthcare Premium Payment”) in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue his group health coverage at coverage levels in effect immediately prior to the Employment End Date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage. Any Healthcare Premium Payments will cease to be provided when, and under the same terms and conditions as, COBRA Benefits would have ceased under this Section 1.b.iii. For the avoidance of doubt, the taxable payments in lieu of COBRA Benefits may be used for any purpose, including, but not limited to, continuation coverage under COBRA, and will be subject to all applicable withholdings.

c. Advisory Period. If Executive remains employed through the Planned Transition Date, the Executive shall continue in service with the Company as a non-employee advisor thereafter through September 15, 2026, unless Executive’s service is terminated by the Company earlier for Cause (as defined in the Policy) (the last date of Executive’s advisory services, the “Advisory Period End Date” and such advisory period, the “Advisory Period”). During the Advisory Period, Executive shall be responsible for performing such transition duties and responsibilities as the Chief Executive Officer may reasonably request. During the Advisory Period, as payment for Executive’s services, Executive will receive a cash fee of $45,000 per month and payable in arrears on the last day of each applicable month during which he provides services during the Advisory Period. He will not participate in the Company’s benefits programs or otherwise have any rights as an employee during the Advisory Period. During the Advisory Period, Executive will otherwise be bound by the confidentiality and other obligations in the Proprietary Information Agreement.

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d. Confirmatory Release Consideration. Executive acknowledges that Executive will only receive the Confirmatory Release Consideration provided in this Section 1.d. if: (1) in the case of Sections 1.d.i. and 1.d.ii. below, Executive returns all Company property within two (2) days after the Advisory Period End Date; (2) Executive’s employment continues through the Planned Transition Date and is not terminated for Cause (as defined in the Employment Agreement); and (3) Executive has timely signed the Confirmatory Release Agreement and returned it to the Company. Contingent upon Executive’s compliance with (1) through (3) in the foregoing sentence, the Company agrees to provide the following consideration to Executive (the “Confirmatory Release Consideration”):

i. On the Confirmatory Release Effective Date, Executive will immediately vest and settle in 17,907 time-based RSUs; and

ii. In addition, (A) 75.6% of the PSUs granted to Executive in 2024 (or 61,043 target PSUs) will remain eligible to vest on the “Scheduled Vesting Date” based on achievement of the “Company TSR” goal in accordance with the applicable Stock Agreements and as set forth on Exhibit B and (B) 18,855 of the “Economic ROA Eligible Units” granted to Executive in 2025 will remain eligible to vest on the “Scheduled Vesting Date”, subject to the terms and conditions of the applicable Stock Agreements, including any additional adjustments due to the application of the “Relative TSR “Modifier”, but, in all cases, disregarding any continued service or similar condition set forth in the applicable Stock Agreements (each such capitalized and parenthetical term shall have the meaning ascribed to it in the applicable Stock Agreements). All other unvested and outstanding PSUs will be forfeited on the Employment End Date.

d. Confirmatory Release Agreement. In exchange for the Confirmatory Release Consideration, Executive agrees to execute the Confirmatory Release Agreement attached hereto as Exhibit A within the time period set forth therein, which agreement will serve to cover the time period from the Employment End Date through the Confirmatory Release Effective Date (as defined in the Confirmatory Release) and cover claims not released herein; provided, however, the Parties agree to modify the Confirmatory Release Agreement to comply with any new laws that become applicable prior to the end of the Advisory Period. Executive agrees that Executive cannot sign the Confirmatory Release Agreement prior to the Employment End Date. Further, Executive understands and agrees that Executive will only be entitled to the Severance if Executive executes the Confirmatory Release Agreement within the time allotted in this Section 1.d.

e. Acknowledgment. Executive hereby acknowledges that without this Transition Agreement, Executive is not otherwise entitled to the consideration listed in this Section 1.

2. Release of Claims. In exchange for the consideration provided under this Transition Agreement, Executive (on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns) agrees to release, with the exception of any rights or claims Executive may have under the California Fair Employment and Housing Act (the “FEHA”), any and all claims Executive may have against the Company and the Parent, their parents and subsidiaries, and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the later of the date Executive signs this Transition Agreement and the Transition Agreement Effective Date, including, but not limited to, the following: (a) claims arising under the federal

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or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs; (d) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of, shares of stock of Parent; and (e) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship. Executive agrees that, with respect to the claims released herein, Executive will not file any legal action asserting any such claims. Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Transition Agreement; (ii) claims that cannot be released as a matter of law; or (iii) any rights Executive may have to vested payments or benefits under the Company or Parent’s retirement and benefit programs. For the avoidance of doubt, this Transition Agreement does not alter or relinquish any rights Executive has to indemnification pursuant to the Indemnity Agreement he previously executed with Parent and the Company (the “Indemnity Agreement”), the indemnification provisions as described in Parent’s amended and restated certificate of incorporation and amended and restated bylaws, or as otherwise available under applicable law.

3. California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of such code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

4. No Admission of Liability. Executive understands and acknowledges that this Transition Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive covered by the release set forth in Sections 2 and 3 above. No action taken by Parent or the Company, either previously or in connection with this Transition Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by Parent or the Company of any fault or liability whatsoever to Executive or to any third party.

5. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Transition Agreement and the Confirmatory Release.

6. Authority. Parent and the Company each represent and warrant that the undersigned has the authority to act on behalf of Parent or the Company (as applicable) and to bind Parent or the Company (as applicable) to the terms and conditions of this Transition Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Transition Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

7. Protected Activity. Executive understands that nothing in this Transition Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. “Protected Activity” includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal

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Employment Opportunity Commission, and the Occupational Safety and Health Administration (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company or Parent trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company or Parent attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Transition Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act.

8. Access to Counsel; No Other Representations. Executive represents that Executive has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Transition Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Transition Agreement.

9. Attorneys’ Fees. If any Party brings an action to enforce or effect its rights under this Transition Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

10. Entire Agreement. This Transition Agreement (together with the Confirmatory Release Agreement) a represents the entire agreement and understanding between the Parties concerning the subject matter of this Transition Agreement and Executive’s employment with and termination from Parent and the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Transition Agreement and Executive’s relationship(s) with Parent and the Company, with the exception of the Proprietary Information Agreement, the Stock Agreements (except as amended hereby), the Indemnification Agreement, Parent’s Insider Trading Policy, and Parent’s Compensation Recovery Policy, as it may be hereinafter amended to comply with applicable law (the “Clawback Policy”).

11. Breach. In addition to the rights provided in Section 9 above, Executive acknowledges and agrees that any material breach of this Transition Agreement, the Confirmatory Release, or of the Proprietary Information Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Transition Agreement and the Confirmatory Release and to obtain damages, except as provided by law. Executive understands and agrees that a breach of Section 2 of this Agreement, Sections 2 and 14 of the Confirmatory Release qualify as material for purposes of this Section.

12. Governing Law and No Oral Modification. This Transition Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. This Transition Agreement may only be amended in a writing signed by Executive and a member of the Board and of the Company’s Board of Directors.

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13. Transition Agreement Effective Date. Executive acknowledges that Executive has had more than five (5) business days to consider this Agreement. This Transition Agreement will become effective on the date it has been signed by all Parties (the “Transition Agreement Effective Date”).

14. Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Transition Agreement shall continue in full force and effect without said provision or portion of provision. This Transition Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Transition Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

15. Assignment. In connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Company or Parent or similar transaction involving the Company or Parent or a successor corporation, the Company or Parent shall use reasonable best efforts to cause any successor to the Company or Parent to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or Parent would be required to perform it if no such succession had taken place.

16. Voluntary Execution of Agreement. Executive understands and agrees that Executive has executed this Transition Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company, the Parent, or any third party, with the full intent of releasing his claims against Parent, the Company and any other Releasees as set forth herein.

(intentionally blank; signature page follows)

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IN WITNESS WHEREOF, the Parties have executed this Transition Agreement on the respective dates set forth below.

EXECUTIVE, an individual

Dated: 6/15/2026	/s/ Patrick Kirscht
Patrick Kirscht

PARENT

Dated: 6/15/2026	/s/ Douglas Bland
By: Douglas Bland
Its: Chief Executive Officer

COMPANY

Dated: 6/15/2026	/s/ Douglas Bland
By: Douglas Bland
Its: Chief Executive Officer

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EXHIBIT A

CONFIRMATORY RELEASE AGREEMENT

This Confirmatory Release Agreement (the “Agreement”) is made by and between the Parties. The terms contained herein shall have the meaning set forth in the Transition Agreement unless otherwise defined herein.

RECITALS

WHEREAS, Executive signed the Transition Agreement and Release with the Company on June , 2026 (the “Transition Agreement”);

WHEREAS, Executive separated from employment with the Company effective      (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company, the Parent, and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s relationship(s) with the Company or Parent or the end of such relationship(s).

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1. Consideration. In consideration of Executive’s execution and non-revocation (pursuant to Section 3 herein) of this Agreement and Executive’s fulfillment of all of its terms and conditions, the Company agrees to provide the Executive with the Confirmatory Release Consideration.

2. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and the Parent, their parents and subsidiaries, and their current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Transition Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationships or their termination;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of, stock of the Company or Parent, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, and the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (i) any obligations incurred under this Agreement, (ii) claims that cannot be released as a matter of law, or (iii) any rights Executive may have to vested payments or benefits under the Company or Parent’s retirement and benefit programs. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits. This release does not alter or relinquish any rights Executive has to indemnification pursuant to the Indemnity Agreement, the indemnification provisions as described in Parent’s amended and restated certificate of incorporation and amended and restated bylaws, or as otherwise available under applicable law.

3. Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has had more than twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and

(e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Company’s and Parent’s undersigned that is received prior to the Confirmatory Release Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

4. California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of such code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

5. Payment of Compensation and Receipt of All Benefits. Executive acknowledges and represents that the Company and Parent have paid or provided all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Executive.

6. Benefits. Executive’s health insurance benefits ceased on the Separation Date, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in Equity Awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

7. No Pending or Future Lawsuits. Executive represents that, with respect to the claims released herein, Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against Parent, the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company, the Parent, or any of the other Releasees.

8. Arbitration. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT

(“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. THE ARBITRATION SHALL BE BEFORE A SINGLE ARBITRATOR WHO SHALL BE A FORMER FEDERAL OR STATE COURT JUDGE WHO HAS BEEN ON THE BENCH WITHIN THE TEN YEARS PRIOR TO THE INITIATION OF THE ARBITRATION. THE PARTIES AGREE THAT THE ARBITRATION MUST BE COMPLETED WITHIN TWELVE MONTHS OF THE FILING OF THE INITIAL DEMAND FOR ARBITRATION, UNLESS OTHERWISE STIPULATED AND AGREED BY THE PARTIES. ANY ARBITRATION WILL OCCUR IN SAN MATEO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THEY SHALL HAVE THE RIGHT TO FILE AND THAT THE ARBITRATOR SHALL DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

9. Return of Property. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all Company and Parent property and information, and, to the extent any additional copies of Company and Parent property or information is on Executive’s personal devices or storage spaces, Executive has taken all necessary steps to permanently delete or destroy all such property and documents from such locations, with the exception of a copy of any Employee Handbook and personnel documents specifically relating to Executive, which Executive may keep.

10. Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below and within the Transition Agreement, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, the Transition Agreement or the Proprietary Information Agreement, shall entitle Parent or the Company to immediately to recover and/or cease providing the consideration provided to Executive under the Transition Agreement and this Agreement and to obtain damages, except as provided by law. Executive acknowledges that a breach of Section 2 or 14 of this Agreement is material for purposes of this Section.

11. Entire Agreement. This Agreement (together with the Transition Agreement) represents the entire agreement and understanding between the Parties concerning the subject matter of this Transition Agreement and Executive’s termination and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Transition Agreement and Executive’s relationship(s) with Parent and the Company, including the Employment Agreement (as modified by this Transition Agreement), but with the exception of the Proprietary Information Agreement, the Stock Agreements, and the Indemnity Agreement, the Insider Trading Policy, and the Clawback Policy.

12. No Cooperation. Subject to the Protected Activity provision, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Executive agrees both to immediately notify the Company and the Parent upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

13. Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the Occupational Safety and Health Administration (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company or Parent trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company or Parent attorney-client privileged communications or attorney work product. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act.

14. Nondisparagement. Subject to the Protected Activity provision above, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees not to make any official pronouncements (including internal and external communications) and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company and Parent agree to instruct the members of their boards of directors and their C-suite executives to not disparage, defame, libel, or slander Executive.

15. No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by Parent or the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by Parent or the Company of any fault or liability whatsoever to Executive or to any third party.

16. Authority. Parent and the Company represent and warrant that the undersigned has the authority to act on behalf of Parent and the Company (as applicable) and to bind Parent and the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17. Severability. If any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

18. Attorneys’ Fees. If either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

19. No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

20. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

21. Confirmatory Release Effective Date. Executive understands that this Agreement may not be executed prior to the Advisory Period End Date and shall be null and void if not executed by Executive within (i) five (5) business days after the Advisory Period End Date. In the event Executive signs this Agreement and returns it to Parent and the Company prior to five (5) business days after the Advisory Period End Date, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Confirmatory Release Effective Date”).

22. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

23. Assignment. In connection with any subsequent merger, consolidation, sale of all or substantially all of the assets or equity interests of the Company or Parent or similar transaction involving the Company or Parent or a successor corporation, the Company or Parent shall use reasonable best efforts to cause any successor to the Company or Parent to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or Parent would be required to perform it if no such succession had taken place.

24. Voluntary Execution of Agreement; No Representations. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of Parent, the Company, or any third party, with the full intent of releasing all of Executive’s claims against Parent, the Company, and any of the other Releasees. Executive represents that Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel. Executive further represents that Executive has carefully read this Agreement and understands terms and consequences and legal and binding effect of this Agreement and of the releases it contains. Executive has not relied upon any representations or statements made by Parent or the Company that are not specifically set forth in this Agreement.

(Intentionally blank; signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE, an individual

Dated: ________________
Patrick Kirscht

PARENT

Dated: ________________
By: Douglas Bland
Its: Chief Executive Officer

COMPANY

Dated: ________________
By: Douglas Bland
Its: Chief Executive Officer

EXHIBIT B

2024 PSU AWARD

2023 and 2024 PSU Plan TSR Goal
TSR Goal (stock growth)	Percent That Become Eligible Units (shares vested)	Corresponding Average Closing Stock Price
If Oportun TSR is achieved at ...*	Then the percentage of the target number of performance-based restricted stock units that becom eligible units is: *	The applicable average closing prices of our common stock for each of the twenty (20) consecutive trading days ending with and inclusive of, the measurement date would need to reach: *
>=125%	125%	$13.61
100%	100%	$12.10
75%	75%	$10.59
50%	50%	$9.08
25%	25%	$7.56
<25%	0%	< $7.56

*	Interpolation between levels

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